Exhibit 10.1
AMENDMENT NO. 4 TO RETIREMENT BENEFIT AGREEMENT
     THIS AMENDMENT NO. 4 TO RETIREMENT BENEFIT AGREEMENT (this “Amendment”) by and between Mylan Inc., a Pennsylvania corporation (the “Company”), and Robert J. Coury (“Executive”) is made effective as of March 3, 2010.
     WHEREAS, the Company and Executive are parties to that certain Retirement Benefit Agreement dated as of December 31, 2004, as amended to date (the “Agreement”);
     WHEREAS, the Company and Executive desire to further amend the Agreement in accordance with Article XIII thereof, upon the terms and conditions set forth herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1. The first sentence of Section 2.1 of the Agreement is hereby amended and restated to read as follows:
“Upon Retirement from the Company after completion of at least ten or more continuous years of service (the “Full Vesting Date”), Executive shall receive the NPV of an annual retirement benefit equal to fifty percent (50%) of the sum of (i) his annual base salary as of the date of such Retirement and (ii) the average of the three highest annual cash bonuses paid to Executive during the five years preceding his Retirement, for a period of fifteen (15) years (the “Retirement Benefit”), paid in accordance with Section 2.6 of this Agreement; provided, however, that if Executive Retires on or after the completion of at least five years of continuous service and prior to the Full Vesting Date, Executive shall be entitled to receive the NPV of a portion of the Retirement Benefit determined as follow (“Partial Retirement Benefit”) and paid in accordance with Section 2.6 of this Agreement.”
2.(a) The parties acknowledge and agree that this Amendment is an integral part of the Agreement. Notwithstanding any provision of the Agreement to the contrary, in the event of any conflict between this Amendment and the Agreement or any part of either of them, the terms of this Amendment shall control.
(b) Except as expressly set forth herein, the terms and conditions of the Agreement are and shall remain in full force and effect.
(c) The Agreement, as amended hereby, sets forth the entire understanding of the parties with respect to the subject matter thereof and hereof.
(d) This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the Commonwealth of Pennsylvania.
(e) This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

MYLAN INC.

By:	/s/ Rodney L. Piatt

Name:	Rodney L. Piatt
Title:	Chairman, Compensation Committee

EXECUTIVE:

/s/ Robert J. Coury

Robert J. Coury

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